Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

ATIF Holdings Limited

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 dated December 16, 2025 of our report dated November 13, 2024, with respect to our audits of consolidated balance sheet of ATIF Holdings Limited and its subsidiaries (the “Company”) as of July 31, 2024, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended July 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”), which appears in the Company’s Annual Report on Form 20-F for the year ended July 31, 2025, filed with Commission on December 9, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

December 16, 2025

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us